UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Tilray Brands, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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HELP TILRAY BRANDS STAND OUT IN THE MARKET PLEASE VOTE TODAY To Ensure Best Corporate Governance Practices and Help Tilray Brands Grow Letter to Tilray Stockholders

The Tilray Brands Annual Meeting of Stockholders will be held on November 22, 2022. We need your support and partnership. We are seeking to ensure that Tilray Brands has the best corporate governance practices that provide our stockholders with meaningful influence over our Board’s composition, future M&A transactions, executive compensation and other important matters. To do this, we need your support for amending our Certificate of Incorporation. The changes we are proposing protect stockholders and ensure that investors will always have a meaningful say in Tilray’s future. We are seeking to ensure stockholders continue to have one vote for every share they own. Good governance practices will set Tilray apart and protect our stockholders. Please vote to support strong corporate governance and oversight. HELP TILRAY BRANDS GROW BY VOTING TODAY If you have any questions, or need any assistance in voting your shares, please contact Morrow Sodali LLC at (800) 449-0910 toll-free in the U.S. and Canada or (203) 658-9400 or by email at TLRY@info.morrowsodali.com. Protect your influence in our future by voting today.